UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 16, 2026

Date of Report (date of earliest event reported)

ACV AUCTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40256	47-2415221
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

640 Ellicott Street #321

Buffalo, NY 14203

(Address of principal executive offices and zip code)

(800) 553-4070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously disclosed on September 10, 2026 in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by ACV Auctions Inc., a Delaware corporation (“ACV”), ACV entered into an Agreement and Plan of Merger, dated as of September 10, 2026 (the “Merger Agreement”), among ACV, Copart, Inc., a Delaware corporation (“Parent”), and Apple Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein and in the Offer to Purchase, dated September 17, 2026, and the related Letter of Transmittal, on September 17, 2026, Merger Sub commenced a tender offer (the “Offer”) to purchase all of ACV’s outstanding shares of common stock, par value $0.001 per share (“ACV Stock”), at a price per share of ACV Stock of $10.50 per share, net to the seller in cash, without interest, subject to any withholding of taxes (the “Offer Price”).

The Offer and related withdrawal rights expired at 5:00 p.m., Eastern Time, on October 15, 2026 (the “Expiration Date”) and was not extended. According to Computershare Trust Company, N.A., the depositary and paying agent for the Offer, as of the Expiration Date, 116,818,409 shares of ACV Stock were validly tendered and not properly withdrawn in the Offer, representing, together with the shares already owned by Parent and Merger Sub, approximately 68.43% of the shares of ACV Stock outstanding. The number of shares of ACV Stock tendered satisfied the condition to the Offer that there be validly tendered, and not properly withdrawn, in the Offer a number of shares of ACV Stock that, together with the shares of ACV Stock then owned by Merger Sub and its “affiliates” (as such term is defined in Section 251(h)(6) of the Delaware General Corporation Law, as amended (“DGCL”)), represent at least one share more than 50% of the shares of ACV Stock outstanding at the Expiration Date. All other conditions to the Offer were satisfied or waived as of the Expiration Date. As a result, following the Expiration Date, Merger Sub irrevocably accepted for payment, and promptly paid for, all the shares of ACV Stock tendered and not properly withdrawn pursuant to the Offer in accordance with the terms of the Offer and the Merger Agreement.

Following the consummation of the Offer, the remaining conditions to the Merger (as defined below) set forth in the Merger Agreement were satisfied or waived, and on October 16, 2026, Merger Sub merged with and into ACV (the “Merger” and, together with the Offer and the other transactions contemplated by the Merger Agreement, the “Transactions”), with ACV continuing as the surviving corporation and a wholly owned subsidiary of Parent. The Merger was completed pursuant to Section 251(h) of the DGCL without a meeting of stockholders of ACV. Pursuant to the Merger, each share of ACV Stock outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than (i) shares of ACV Stock (a) owned by ACV as a treasury share at the Effective Time, (b) owned by Parent, Merger Sub or any other wholly owned Subsidiary of Parent both at the commencement of the Offer and immediately prior to the Effective Time, or (c) irrevocably accepted by Merger Sub for purchase in the Offer, and (ii) shares of ACV Stock issued and outstanding immediately prior to the Effective Time that are held by holders who are entitled to appraisal rights under Section 262 of the DGCL and have properly exercised and perfected their respective demands for appraisal of such shares of ACV Stock in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither validly withdrawn nor lost their rights to such appraisal and payment under the DGCL),was converted into the right to receive the Offer Price in cash, without interest, subject to any withholding of taxes (“Merger Consideration”).

In addition, pursuant to the Merger Agreement, at the Effective Time:

●

each outstanding option to purchase shares of ACV Stock (“Stock Options”) which was vested and had a per share exercise price less than the Merger Consideration was canceled in exchange for the right to receive a cash payment equal to (x) the number of shares of ACV Stock subject to such Stock Option multiplied by (y) the excess of (A) the Offer Price over (B) the applicable per share exercise price of the Stock Option, subject to any withholding of taxes. Each outstanding Stock Option that was vested and had a per share exercise price equal to or greater than the Merger Consideration was canceled for no consideration;

●

each unvested outstanding Stock Option was converted into an option to acquire a number of shares of common stock of Parent (a “Converted Stock Option”) determined by multiplying the number of such Stock Options by the Exchange Ratio (as defined in the Merger Agreement), at an exercise price per share of common stock of Parent equal to the exercise price per share of such Stock Option divided by the Exchange Ratio;

●

each outstanding award of restricted stock units with respect to shares of ACV Stock that was subject to vesting conditions based solely on continued employment or service (each, a “Restricted Stock Unit”), that was held by a non-employee member of the board of directors or by any former service provider of ACV was fully vested (to the extent unvested), and converted into the right to receive the Offer Price, subject to any withholding of taxes;

●

each other Restricted Stock Unit was converted into a restricted stock unit award, with respect to a number of shares of common stock of Parent (a “Converted RSU”) determined by multiplying the number of shares of ACV Stock subject to such Restricted Stock Unit by the Exchange Ratio; and

●

each restricted stock unit award with respect to shares of ACV Stock that includes performance-based vesting conditions (each, a “Performance Stock Unit”) was converted into a restricted stock unit award, with respect to a number of shares of common stock of Parent (a “Converted PSU”) determined by multiplying the number of shares of ACV Stock subject to such Performance Stock Unit based on the greater of target and actual performance (as determined by the Compensation Committee of the board of directors in its discretion) by the Exchange Ratio.

ACV’s Employee Stock Purchase Plan (the “ESPP”) has been terminated and all outstanding purchase rights under the ESPP have been exercised.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by ACV with the SEC on September 10, 2026, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Transactions, ACV notified The New York Stock Exchange (the “NYSE”) of the consummation of the Merger and requested that the NYSE suspend trading of the shares of ACV Stock and file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the shares of ACV Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). ACV also intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting the termination of registration of the shares of ACV Stock under Section 12(g) of the Exchange Act and the suspension of ACV’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the shares of ACV Stock.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Offer, a change in control of ACV occurred. At the Effective Time, ACV became a wholly owned subsidiary of Parent. The aggregate consideration paid by Parent and Merger Sub in connection with the acquisition of control of ACV was approximately $1,801,021,081.00, which Parent funded from cash on hand and available cash resources. Neither the Offer nor the Merger was subject to any financing condition.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In connection with the consummation of the Transactions, George Chamoun, Brian Radecki, Brian Hirsch, Eileen Kamerick, Robert Goodman, Kirsten Castillo and René F. Jones, being all of the directors of ACV immediately prior to the Effective Time, ceased to be directors of ACV as of the Effective Time.

Pursuant to the terms of the Merger Agreement, at the Effective Time, (i) the directors of Merger Sub as of immediately prior to the Effective Time, which consisted of A. Jayson Adair and Leah C. Stearns, became the directors of ACV and (ii) the officers of ACV as of immediately prior to the Effective Time remained the officers of the ACV.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Following the Effective Time, on October 19, 2026, the Company’s certificate of incorporation was amended and restated in its entirety. Pursuant to the terms of the Merger Agreement, at the Effective Time, ACV’s bylaws were amended and restated in their entirety. Copies of the amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of September 10, 2026, among ACV, Parent and Merger Sub (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-40256) filed by ACV on September 10, 2026)

3.1**	Amended and Restated Certificate of Incorporation of ACV

3.2**	Amended and Restated Bylaws of ACV

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. ACV hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACV AUCTIONS INC.

Date: October 19, 2026	By:	/s/ George Chamoun
Name: George Chamoun
Title: Chief Executive Officer